Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal 2016 Financial Results

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

Dec. 3, 2015 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its third fiscal quarter ended October 31, 2015.

•	Revenue for the third quarter of fiscal 2016 was $93.2 million, up 41.9% from $65.7 million in the same period in fiscal 2015. For the nine months ended October 31, 2015, revenue was $248.4 million, up 61.7% from $153.6 million for the nine months ended October 31, 2014.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2016 was 65.7%, compared with 63.3% for the same period in fiscal 2015. For the nine months ended October 31, 2015, GAAP gross margin was 65.2%, compared with 63.6% for the nine months ended October 31, 2014.

•	GAAP net income for the third quarter of fiscal 2016 was $29.5 million, or $0.87 per diluted ordinary share, compared with GAAP net income of $18.3 million, or $0.57 per diluted ordinary share, for the same period in fiscal 2015. GAAP net income for the nine months ended October 31, 2015 was $71.4 million, or $2.12 per diluted ordinary share. This compares with GAAP net income of $32.9 million, or $1.03 per diluted ordinary share, for the nine months ended October 31, 2014.

Financial results on a non-GAAP basis for the third fiscal quarter ended October 31, 2015 are as follows:

•	Gross margin on a non-GAAP basis for the third quarter of fiscal 2016 was 65.9%, compared with 63.4% for the same period in fiscal 2015. For the nine months ended October 31, 2015, non-GAAP gross margin was 65.4%, compared with 63.7% for the nine months ended October 31, 2014.

•	Non-GAAP net income for the third quarter of fiscal 2016 was $36.6 million, or $1.08 per diluted ordinary share. This compares with non-GAAP net income of $22.1 million, or $0.68 per diluted ordinary share, for the same period in fiscal 2015. Non-GAAP net income for the nine months ended October 31, 2015 was $90.0 million, or $2.67 per diluted ordinary share. This compares with non-GAAP net income of $41.8 million, or $1.31 per diluted ordinary share, for the nine months ended October 31, 2014.

Based on information available as of today, Ambarella is offering the following guidance for the fourth fiscal quarter of fiscal year 2016:

•	Revenue is expected to be between $65.0 million and $67.5 million

•	Gross margin on a non-GAAP basis is expected to be between 63.0% and 64.5%

•	Net income on a non-GAAP basis is expected to be between $15.0 million and $17.0 million

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation, adjusted for the associated tax impact, and for the nine months ended October 31, 2015 also excludes certain costs associated with the acquisition of VisLab S.r.l. in June 2015. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the third fiscal quarter ended October 31, 2015, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the third fiscal quarter of 2016 was $276.7 million, compared with $186.5 million at the end of the same quarter a year ago.

“Our strong third quarter results reflect our success in expanding revenues in new markets such as flying cameras and home security monitoring, as well as existing markets for professional IP security cameras and automotive after-market dash cameras. Although we expect these markets to continue their strong annual growth, we are experiencing near term headwinds in the wearable sports market which is expected to negatively impact revenue in Q4 of this year,” said Fermi Wang, president and CEO of Ambarella. “Despite the near term headwinds, we are very pleased by the wide range of new cameras introduced by customers during the third quarter, and by our introduction of three new SoC families that will drive the next generation of innovative camera products.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss the third quarter results. The call can be accessed by dialing
877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low¬power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. Ambarella is the recipient of the Global Semiconductor Alliance 2014 Award for “Most Respected Emerging Public Semiconductor Company.”

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the anticipated financial results for the fourth quarter of fiscal 2016 ending January 31, 2016, and the comments of our CEO relating to anticipated growth in our target markets and the ability of our SoC products to successfully gain market acceptance and innovative camera design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2015 fiscal year and Form 10-Q for the quarter ended July 31, 2015, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our quarterly report on Form 10-Q for the third fiscal quarter ended October 31, 2015 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”).

Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2016, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2016, a reconciliation of non-GAAP gross margin and non-GAAP net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenue	$93,200	$65,689	$248,406	$153,578
Cost of revenue	31,938	24,130	86,378	55,887

Gross profit	61,262	41,559	162,028	97,691

Operating expenses:
Research and development	22,062	15,584	59,485	41,995
Selling, general and administrative	8,873	7,324	26,970	20,954

Total operating expenses	30,935	22,908	86,455	62,949
Income from operations	30,327	18,651	75,573	34,742
Other income	169	40	323	128

Income before income taxes	30,496	18,691	75,896	34,870
Provision for income taxes	1,035	364	4,484	1,973

Net income	$29,461	$18,327	$71,412	$32,897

Net income per share attributable to ordinary shareholders:
Basic	$0.93	$0.61	$2.27	$1.12

Diluted	$0.87	$0.57	$2.12	$1.03

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	31,815,588	30,006,896	31,476,668	29,467,178

Diluted	33,899,202	32,382,526	33,758,541	32,014,373

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$157	$97	$408	$214
Research and development	5,201	2,363	11,966	5,582
Selling, general and administrative	2,587	1,824	7,174	4,311

Total stock-based compensation	$7,945	$4,284	$19,548	$10,107

AMBARELLA, INC.
RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE
(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
	(unaudited)
GAAP net income	$29,461	$18,327	$71,412	$32,897
Two-class method - allocation to participating securities	—	(1)	—	(8)
Treasury stock method - additional allocation to ordinary shares	—	—	—	1

GAAP net income - diluted	$29,461	$18,326	$71,412	$32,890

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	7,174	3,740	17,351	8,947
Acquisition cost	—	—	1,229	—
Two-class method - additional allocation to participating securities	—	(1)	—	(2)
Treasury stock method - additional allocation to ordinary shares	—	—	—	—

Non-GAAP net income - diluted	$36,635	$22,065	$89,992	$41,835

GAAP - diluted weighted average shares	33,899,202	32,382,526	33,758,541	32,014,373
Non-GAAP - diluted weighted average shares	33,899,202	32,382,526	33,758,541	32,014,373
GAAP - diluted net income per share	$0.87	$0.57	$2.12	$1.03
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.21	0.11	0.51	0.28
Acquisition cost	—	—	0.04	—
Non-GAAP adjustment to two-class method diluted net income	—	—	—	—
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	—
Non-GAAP - diluted net income per share	$1.08	$0.68	$2.67	$1.31

The difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $157,000 and $97,000 for the three months ended October 31, 2015 and 2014, respectively. The difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $408,000 and $214,000 for the nine months ended October 31, 2015 and 2014, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31,	January 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$236,465	$170,291
Marketable securities	40,255	37,703
Accounts receivable, net	46,282	40,180
Inventories	22,788	21,693
Restricted cash	8	8
Deferred tax assets, current	1,990	1,990
Prepaid expenses and other current assets	3,591	3,506

Total current assets	351,379	275,371

Property and equipment, net	3,215	3,075
Deferred tax assets, non-current	3,955	3,936
Intangible assets, net	4,124	—
Goodwill	26,601	—
Other assets	2,018	1,902

Total assets	$391,292	$284,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	22,621	21,036
Accrued liabilities	18,324	18,699
Income taxes payable	1,555	748
Deferred tax liabilities, current	85	92
Deferred revenue, current	6,944	4,907

Total current liabilities	49,529	45,482

Deferred revenue, non-current	—	198
Other long-term liabilities	9,394	1,393

Total liabilities	58,923	47,073

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	14	14
Additional paid-in capital	164,324	140,564
Accumulated other comprehensive loss	(15)	(1)
Retained earnings	168,046	96,634

Total shareholders’ equity	332,369	237,211

Total liabilities and shareholders’ equity	$391,292	$284,284